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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Guardian Technologies International, Inc.
Sterling, Virginia

We hereby consent to the use in the Annual Report Form 10 KSB of Guardian Technologies International, inc., of our report, dated March 12, 1997, except for Note 15 as to which the date is April 10, 1997.


                                     THOMPSON, GREENSPON & CO., P.C.

Fairfax, Virginia
April 10, 1997